UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

FLEX LTD.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 24, 2025	FLEX LTD. (Company Registration No. 199002645H) (Incorporated in the Republic of Singapore)

Dear Shareholder,

FLEX LTD. (the “Company”)

ANNUAL REPORT 2025, AGM NOTICE, PROXY STATEMENT, FORM 10-K AND AUDITED SINGAPORE FINANCIAL STATEMENTS

We are pleased to inform you that our Annual Report for the financial year ended March 31, 2025 (“AR 2025”), Notice of Annual General Meeting dated June 24, 2025 (“AGM Notice”), Proxy Statement dated June 24, 2025 (“Proxy Statement”), Form 10-K for the financial year ended March 31, 2025 (“Form 10-K”) and Singapore audited financial statements for the financial year ended March 31, 2025 (“Financial Statements”) will be available on the Company’s website at www.flex.com (the “Flex Website”) on and from June 24, 2025.

AGM Materials hosted on the Flex Website

The AR 2025, AGM Notice, Proxy Statement, Form 10-K and Financial Statements will be found under “Financials” in the “Investor Relations” section of the Flex Website. As the AR 2025, AGM Notice, Proxy Statement, Form 10-K and Financial Statements are in Portable Document Format (PDF), you may need a PDF viewer software or application. To open and/or save the relevant document, click on the link to the document.

AGM Materials hosted on the Broadridge Website

The AR 2025, AGM Notice and Proxy Statement have also been made available on Broadridge’s website at www.proxyvote.com (the “Broadridge Website”) on and from June 24, 2025. To access such materials, you will need to enter your control number as set forth on the Notice of Availability of Proxy Materials on the Internet, or on the Proxy Card or Voting Instruction Form included with the meeting materials that have been provided to you along with this letter. As with the process to access the AGM materials described above, you may need a PDF viewer software or application. To open and/or save the relevant document, click on the link to the document and follow the instructions for opening and/or saving the document.

The latest version of Adobe Acrobat Reader is available free of charge at https://get.adobe.com/reader/ to anyone that wishes to use it to view PDF files.

Thank you for your understanding and support.

Yours faithfully

for and on behalf of

FLEX LTD.

Tay Hong Chin Regina

Company Secretary

Singapore

June 24, 2025